UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

INFOSMART GROUP, INC.
(Exact name of Registrant as specified in charter)

California (State or other jurisdiction of incorporation)	001-15643 (Commission File Number)	95-4597370 (IRS Employer Identification Number)

Flat E, 17th Floor, EGL Tower,
83 Hung To Road
Kwun Tong, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 2868-3385

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.03. Bankruptcy or Receivership.

On June 1, 2010, the Boards of Directors (the “Boards”) of Infoscience Media Limited and Info Smart Technology Limited, our wholly owned subsidiaries incorporated in Hong Kong, approved the decision to file Creditor’s Voluntary Winding Up of both companies, according to the relevant law of Hong Kong Special Administrative Region, People’s Republic of China.  The Boards believed that it was in the Company’s best interest to wind up both companies because they owe significant amount of debts and cannot continue their business. We have commenced the process of filing voluntary liquidation with the court in Hong Kong. Yung Kwok Chung will be appointed as Provisional Liquidator of both companies upon filing of the voluntary liquidation.

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

We are in default with respect to the terms of our financing arrangement with Professional Offshore Opportunity Fund, Ltd. dated April 30, 2008, due to the fact that we are unable to repay the interest amount due as set forth in the repayment terms of the certain debenture agreement.

Item 9.01. Financial Statements and Exhibits.

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSMART GROUP, INC.

Date: June 18, 2010	By:	/s/ Kwok Chung Lit
Kwok Chung Lit, Chief Executive Officer and President